SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549



                                 Form 8-K

                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) July 1, 1994


                        Lone Star Industries, Inc.
                           Debtor-in-Possession
          (Exact name of registrant as specified in its charter)


           Delaware              1-2333             13-0982660
 (State or other jurisdiction   (Commission        (IRS Employer
       of incorporation)       File Number)      Identification No.)



  300 First Stamford Place, P. O. Box 120014, Stamford, CT 06912-0014
          (Address of principal executive offices)    (Zip Code)


    Registrant's telephone number, including area code  (203) 969-8600

ITEM 5.  OTHER EVENTS.

     On July 1, 1994 Lone Star Industries, Inc. made public disclosure of the following by a press release for immediate release:

     Stamford, Connecticut, July 1, 1994 --- Lone Star Industries, Inc. (NYSE/LCE) announced today that it had completed the sale of its interest in a cement plant located in Medley, Florida to Tarmac America, Inc.
     Tarmac America is a subsidiary company of Tarmac, PLC, a large building materials and construction company located in England.

     The sale was for $21.7 million in cash and, as previously reported, Lone Star will apply the proceeds of the transaction to capital projects related to its ongoing cement, aggregates and concrete operations.

     The Federal Trade Commission granted both companies early termination of the waiting period under the Hart-Scott-
     Rodino Act as of June 10, 1994.

     Lone Star Industries, Inc. is a producer of cement, ready-mixed concrete, sand and gravel, crushed stone, and other construction materials.



                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Lone Star Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LONE STAR INDUSTRIES, INC.
                              Debtor-in-Possession



                              By:
                                      John S. Johnson
                                       Vice President

Date:  July 8, 1994